Effective October 10, 2008 the PIMCO All Asset All Authority Fund, PIMCO All Asset Fund, PIMCO California Intermediate Municipal Bond Fund, PIMCO California Short Duration Municipal Income Fund, PIMCO CommodityRealReturn Strategy Fund, PIMCO Convertible Fund, PIMCO Developing Local Markets Fund, PIMCO Diversified Income Fund, PIMCO Emerging Local Bond Fund, PIMCO Emerging Markets Bond Fund, PIMCO Extended Duration Fund, PIMCO Floating Income Fund, PIMCO Foreign Bond Fund (U.S. Dollar-Hedged), PIMCO Foreign Bond Fund (Unhedged), PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO Fundamental IndexPLUS Fund, PIMCO Fundamental IndexPLUS TR Fund, PIMCO Global Bond Fund (U.S. Dollar-Hedged), PIMCO Global Bond Fund (Unhedged), PIMCO Global Multi-Asset Fund, PIMCO GNMA Fund, PIMCO High Yield Fund, PIMCO High Yield Municipal Bond Fund, PIMCO Income Fund, PIMCO International StocksPLUS TR Strategy Fund (U.S.Dollar-Hedged), PIMCO International StocksPLUS TR Strategy Fund (Unhedged), PIMCO Investment Grade Corporate Bond Fund, PIMCO Long Duration Total Return Fund, PIMCO Long-Term
U.S. Government Fund, PIMCO Low Duration Fund, PIMCO Low Duration Fund II,
PIMCO Low Duration Fund III, PIMCO Moderate Duration Fund, PIMCO Money Market Fund, PIMCO Mortgage-Backed Securities Fund, PIMCO Municipal Bond Fund, PIMCO New York Municipal Bond Fund, PIMCO Real Return Asset Fund, PIMCO Real Return Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund, PIMCO RealRetirement 2050 Fund, PIMCO Short Duration Duration Municipal Income Fund, PIMCO Short-Term Fund, PIMCO Small Cap StocksPLUS TR Fund, PIMCO StocksPLUS Fund, PIMCO StocksPLUS Long Duration Fund, PIMCO StocksPLUS Total Return Fund, PIMCO StocksPLUS TR Short Strategy Fund, PIMCO Total Return Fund, PIMCO Total Return Fund II, PIMCO Total Return Fund III and PIMCO Unconstrained Bond Fund may invest in shares of the PIMCO Funds Private Account Portfolio Series: Short-Term Floating NAV Portfolio (formerly named PIMCO Funds Private Account Portfolio Series: Money Market Portfolio) to the extent permitted by the Investment Company Act of 1940.


Effective December 19, 2008, the PIMCO Cayman Commodity Fund II Ltd., will commence operations as a wholly-owned subsidiary of the PIMCO Global Multi-Asset Fund (the "Fund"). Accordingly, in the "Fund Summary - Principal Investments and Strategies" section, the fourth sentence of the third paragraph is deleted and replaced with the following: The Fund may invest up to 25% of its total assets in commodity-related investments (including investment in the PIMCO Cayman Commodity Fund II Ltd., a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands (the "Subsidiary"), and the CommodityRealReturn Strategy Fund, an Underlying PIMCO Fund). The Subsidiary is advised by PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments.
As discussed in greater detail elsewhere in this prospectus, the Subsidiary (unlike the Fund) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. The Fund may invest up to 25% of its total assets in the Subsidiary.


Effective March 5, 2009 the Global Bond Fund (Unhedged) and Global Bond Fund (U.S. Dollar-Hedged) each has changed its non-fundamental policy regarding its investments in instruments that are economically tied to foreign (non-U.S.) countries. As a result, the sentence related to each such Fund's investments in instruments that are economically tied to foreign (non-U.S.) countries in the "Fund Summaries-Principal Investments and Strategies" section of the Prospectus for each such Fund is deleted and replaced in its entirety with the following sentence describing such Fund's new non-fundamental policy: The Fund normally invests at least 25% of its net assets in instruments that are economically tied to foreign (non-U.S.) countries.